Exhibit 99.01

ACM Research Reports Second Quarter 2023 Results

FREMONT, Calif., August 04, 2023 (Globe Newswire) – ACM Research, Inc. (“ACM” or the “Company”) (NASDAQ: ACMR), a leading supplier of wafer processing solutions for semiconductor and advanced wafer-level packaging applications, today reported financial results for its second quarter ended June 30, 2023.

“I am pleased with our second quarter results, with strong revenue growth and good profitability, as our operations have largely returned to a “new-normal” following several years of COVID-related disruptions,” said ACM’s President and Chief Executive Officer, Dr. David Wang. “Our results demonstrate good spending on mature nodes and market share gains at our customer base, together with penetration from new products and new customers.”

Dr. Wang continued, “We continue to expect  growth in 2023, driven by continued investments in mature node capacity by our China-based customers, and growing traction for our multi-product portfolio. We are moving forward with longer-term growth initiatives, with technical progress for our Track and PECVD platforms, continued evaluation of two cleaning tools at the U.S. facility of a major U.S.-based semiconductor manufacturer, and we plan to deliver our first evaluation tool to a major European semiconductor manufacturer during the fourth quarter of 2023.  We are excited to begin initial production at our facility in Lingang, Shanghai  later this year, and we continue to expand our operations in Korea to support the global market opportunity.”

	Three Months Ended June 30,
	GAAP		Non-GAAP(1)
	2023	2022	2023	2022
	(dollars in thousands, except EPS)
Revenue	$144,577	$104,395	$144,577	$104,395
Gross margin	47.5%	42.3%	47.6%	42.4%
Income from operations	$30,430	$20,035	$32,447	$22,004
Net income attributable to ACM Research, Inc.	$26,825	$12,236	$31,297	$14,628
Basic EPS	$0.45	$0.21	$0.52	$0.25
Diluted EPS	$0.41	$0.18	$0.48	$0.22

	Six Months Ended June 30,
	GAAP		Non-GAAP(1)
	2023	2022	2023	2022
	(dollars in thousands, except EPS)
Revenue	$218,833	$146,581	$218,833	$146,581
Gross margin	49.6%	43.6%	49.8%	43.7%
Income from operations	$39,292	$10,729	$43,377	$14,072
Net income attributable to ACM Research, Inc.	$33,970	$6,450	$41,164	$14,074
Basic EPS	$0.57	$0.11	$0.69	$0.24
Diluted EPS	$0.52	$0.10	$0.63	$0.21

(1)
Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.” Non-GAAP financial measures exclude stock-based compensation and, with respect to net income (loss) attributable to ACM Research, Inc. and basic and diluted earnings per share, also exclude unrealized loss on trading securities.

Outlook

The Company is maintaining its revenue guidance range for fiscal year 2023 of $515 million to $585 million. This expectation is based on ACM management’s current assessment of the continuing impact from international trade policy together with various expected spending scenarios of key customers, supply chain constraints, and the timing of acceptances for first tools under evaluation in the field, among other factors.

Operating Highlights and Recent Announcements

•
Shipments. Total shipments in the second quarter of 2023 were $153 million, up 37% from the second quarter of 2022. Total shipments include deliveries for revenue in the quarter and deliveries of first tool systems awaiting customer acceptance for potential revenue in future quarters.

•
Dividend. During its June 27, 2023 annual stockholder meeting, the stockholders of ACM Research (Shanghai), Inc. (“ACM Shanghai”), approved, amongst other items, a dividend to be paid to its stockholders. The amount of the approved dividend is RMB 0.372 per share for an aggregate total of approximately RMB 161.3 million (approximately $22.2 million).

•
Auditor Resignation. On July 21, 2023, the Company was informed by Armanino LLP (“Armanino”), the Company’s current independent auditor, that Armanino will resign as the Company’s independent registered public accounting firm effective as of the earlier of (a) the date the Company engages a new independent registered public accounting firm or (b) the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023.  Armanino advised the Company that its decision to resign was due to Armanino’s decision to exit from the practice of providing financial statement audit services to all public companies. In light of Armanino’s determination, the Audit Committee of the Company’s Board of Directors has initiated a process to select and appoint a new public accounting firm to serve as the Company’s independent registered public accountant commencing with the audit of the Company’s financial statements for the fiscal year ending December 31, 2023.

Financial Summary

Unless otherwise noted, the following figures refer to the second quarter of 2023 and comparisons are with the second quarter of 2022.

•
Revenue was $144.6 million, up 38.5%, reflecting higher sales of single wafer cleaning, Tahoe and semi-critical cleaning equipment, and higher sales of Advance packaging (excluding ECP), services and spares.

•
Gross margin was 47.5%, up from 42.3%. Non-GAAP gross margin, which excludes stock-based compensation, was 47.6%, up from 42.4%. Gross margin exceeded the range of 40% to 45% reflected in the Company’s long-term business model. The increase in gross margin was due to a favorable product mix, improved gross margins for specific product lines, and a favorable impact from fluctuations in the RMB to U.S. dollar exchange rate. The Company expects gross margin to vary from period to period due to a variety of factors, such as product mix, currency impacts and sales volume.

•
Operating expenses were $38.2 million, an increase of 58.4%. Non-GAAP operating expenses, which exclude the effect of stock-based compensation, were $36.3 million, up 62.9%.  Operating expenses as a percent of revenue increased to 26.4% from 23.1%.  Non-GAAP operating expenses as a percent of revenue increased to 25.1% from 21.4%.

•	Operating income was $30.4 million, up from $20.0 million. Non-GAAP operating income, which excludes the effect of stock-based compensation, was $32.4 million, up from $22.0 million.

•
Unrealized loss on trading securities was $2.5 million. The loss reflects the change in market value of the investments by ACM Shanghai in trading securities. The value is marked-to-market quarterly and is excluded in the non-GAAP financial metrics.

•	Realized gain from sale of trading securities was $3.9 million, which generated net proceeds of $6.6 million.

•
Income tax expense was $7.6 million, compared to $7.7 million. As a result of a change in Section 174 of the U.S. Internal Revenue Code of 1986, as amended, that became effective on January 1, 2022, the Company’s effective tax rate remains elevated, due primarily to the requirement to capitalize and amortize previously deductible research and experimental expenses.

•
Net income attributable to ACM Research, Inc. was $26.8 million, up from $12.2 million.  Non-GAAP net income attributable to ACM Research, Inc., which excludes the effect of stock-based compensation and unrealized loss on trading securities, was $31.3 million, up from $14.6 million.

•
Net income per diluted share attributable to ACM Research, Inc. was $0.41, up from $0.18.  Non-GAAP net income per diluted share, which excludes the effect of stock-based compensation and unrealized loss on trading securities, was $0.48, up from $0.22.

•
Cash and cash equivalents were $257.4 million at June 30, 2023, versus $260.4 million at March 31, 2023. Cash and cash equivalents, plus restricted cash and time deposits, were $376.1 million at June 30, 2023, versus $381.7 million at March 31, 2023.

Conference Call Details

A conference call to discuss results will be held on Friday, August 4, 2023, at 8:00 a.m. Eastern Time (8:00 p.m. China Time). To join the conference call via telephone, participants must use the following link to complete an online registration process. Upon registering, each participant will receive email instructions to access the conference call, including dial-in information and a PIN number allowing access to the conference call. This pre-registration process is designed by the operator to reduce delays due to operator congestion when accessing the live call.

Online Registration: https://register.vevent.com/register/BI9f104c7f57ab43bea588812dcca24b97

Participants who have not pre-registered may join the webcast by accessing the link at ir.acmrcsh.com/events.

A live and archived webcast will be available on the Investors section of the ACM website at www.acmrcsh.com.

Use of Non-GAAP Financial Measures

ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc. and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding ACM’s operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. In addition, non-GAAP net income attributable to ACM Research, Inc. and basic and diluted earnings per share exclude non-cash change in fair value of financial assets and liabilities and unrealized gain on trading securities, which ACM also believes are not indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of GAAP to non-GAAP Financial Measures.”

ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.

While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements.  Forward-looking statements are based on ACM management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements.  A description of certain of these risks, uncertainties and other matters can be found in filings ACM makes with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

About ACM Research, Inc.

The Company develops, manufactures and sells semiconductor process equipment for single-wafer or batch wet cleaning, electroplating, stress-free polishing and thermal processes that are critical to advanced semiconductor device manufacturing, as well as wafer-level packaging. The Company is committed to delivering customized, high performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield.

© ACM Research, Inc. The ACM Research logo is a trademark of ACM Research, Inc. For convenience, this trademark appears in this press release without ™ symbols, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademarks.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Yujia Zhai
+1 (860) 214-0809
yujia@blueshirtgroup.com

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.com

ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets

	June 30, 2023	December 31, 2022
	(Unaudited)
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$257,420	$247,951
Restricted cash	582	500
Short-term time deposits	6,000	70,492
Trading securities	6,375	20,209
Accounts receivable	200,745	182,936
Other receivables	34,491	29,617
Inventories	471,094	393,172
Advances to related party	1,155	3,322
Prepaid expenses	18,970	15,607
Total current assets	996,832	963,806
Property, plant and equipment, net	159,013	82,875
Land use right, net	8,290	8,692
Operating lease right-of-use assets, net	7,809	2,489
Intangible assets, net	2,107	1,255
Long-term time deposits	112,104	101,956
Deferred tax assets	11,249	6,703
Long-term investments	16,122	17,459
Other long-term assets	3,388	50,265
Total assets	$1,316,914	$1,235,500
Liabilities and Equity
Current liabilities:
Short-term borrowings	$53,976	$56,004
Current portion of long-term borrowings	3,239	2,322
Related party accounts payable	11,879	14,468
Accounts payable	106,861	101,735
Advances from customers	195,485	153,773
Deferred revenue	5,050	4,174
Income taxes payable	10,324	3,469
FIN-48 payable	6,446	6,686
Other payables and accrued expenses	59,997	52,201
Current portion of operating lease liability	3,042	1,382
Total current liabilities	456,299	396,214
Long-term borrowings	15,899	18,687
Long-term operating lease liability	4,767	1,107
Other long-term liabilities	6,566	7,321
Total liabilities	483,531	423,329
Commitments and contingencies
Equity:
Stockholders’ equity:
Class A Common stock	5	5
Class B Common stock	1	1
Additional paid-in capital	612,699	604,089
Retained earnings	124,284	94,426
Statutory surplus reserve	16,881	16,881
Accumulated other comprehensive loss	(61,916)	(40,546)
Total ACM Research, Inc. stockholders’ equity	691,954	674,856
Non-controlling interests	141,429	137,315
Total equity	833,383	812,171
Total liabilities and equity	$1,316,914	$1,235,500

ACM RESEARCH, INC.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
	( In thousands, except share and per share data)		( In thousands, except share and per share data)
Revenue	$144,577	$104,395	$218,833	$146,581
Cost of revenue	75,938	60,238	110,208	82,738
Gross profit	68,639	44,157	108,625	63,843
Operating expenses:
Sales and marketing	11,439	7,664	20,776	14,361
Research and development	20,064	11,367	34,093	28,713
General and administrative	6,706	5,091	14,464	10,040
Total operating expenses	38,209	24,122	69,333	53,114
Income from operations	30,430	20,035	39,292	10,729
Interest income	2,346	2,144	4,131	3,949
Interest expense	(649)	(306)	(1,344)	(567)
Realized gain from sale of trading securities	3,919	-	7,913	-
Unrealized loss on trading securities	(2,455)	(423)	(3,109)	(4,281)
Other income, net	3,724	2,505	2,306	2,742
Equity income in net income of affiliates	3,920	472	3,888	401
Income before income taxes	41,235	24,427	53,077	12,973
Income tax expense	(7,638)	(7,679)	(10,517)	(3,668)
Net income	33,597	16,748	42,560	9,305
Less: Net income attributable to non-controlling interests	6,772	4,512	8,590	2,855
Net income attributable to ACM Research, Inc.	$26,825	$12,236	$33,970	$6,450
Comprehensive income (loss):
Net income	33,597	16,748	42,560	9,305
Foreign currency translation adjustment	(35,269)	(40,372)	(25,846)	(37,918)
Comprehensive Income (loss)	(1,672)	(23,624)	16,714	(28,613)
Less: Comprehensive income (loss) attributable to non-controlling interests and redeemable non-controlling interests	652	(2,248)	4,114	(3,321)
Comprehensive income (loss) attributable to ACM Research, Inc.	$(2,324)	$(21,376)	$12,600	$(25,292)

Net income attributable to ACM Research, Inc. per common share:
Basic	$0.45	$0.21	$0.57	$0.11
Diluted	$0.41	$0.18	$0.52	$0.10

Weighted average common shares outstanding used in computing per share amounts:
Basic	59,898,149	59,177,643	59,817,903	59,003,484
Diluted	64,929,638	65,478,677	64,968,900	65,772,973

ACM RESEARCH, INC.
Total Revenue by Product Category, by Equipment Type and by Region

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	($ in thousands)
Single wafer cleaning, Tahoe and semi-critical cleaning equipment	$112,528	$72,583	$149,142	$98,616
ECP (front-end and packaging), furnace and other technologies	19,117	20,500	45,715	32,748
Advanced packaging (excluding ECP), services & spares	12,932	11,312	23,976	15,217
Total Revenue By Product Category	$144,577	$104,395	$218,833	$146,581

Wet-cleaning and other front-end processing tools	$122,415	$79,553	$178,797	$111,254
Advanced packaging, other processing tools, services and spares	22,162	24,842	40,036	35,327
Total Revenue Front-end and Back-End	$144,577	$104,395	$218,833	$146,581

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Mainland China	$134,767	$100,275	$207,226	$142,405
Other Regions	9,810	4,120	11,607	4,176
Total Revenue By Region	$144,577	$104,395	$218,833	$146,581

ACM RESEARCH, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (SBC) from the equivalent GAAP financial line items. In addition, non-GAAP net income attributable to ACM Research, Inc., and basic and diluted earnings per share exclude unrealized gain on trading securities. The following table reconciles gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share to the related non-GAAP financial measures:

	Three Months Ended June 30,
	2023				2022
	Actual (GAAP)	SBC	Other non-operating adjustments	Adjusted (Non-GAAP)	Actual (GAAP)	SBC	Other non-operating adjustments	Adjusted (Non-GAAP)
	(In thousands)

Revenue	$144,577	$-	$-	$144,577	$104,395	$-	$-	$104,395
Cost of revenue	(75,938)	(125)	-	(75,813)	(60,238)	(140)	-	(60,098)
Gross profit	68,639	(125)	-	68,764	44,157	(140)	-	44,297
Operating expenses:
Sales and marketing	(11,439)	(431)	-	(11,008)	(7,664)	(574)	-	(7,090)
Research and development	(20,064)	(709)	-	(19,355)	(11,367)	(656)	-	(10,711)
General and administrative	(6,706)	(752)	-	(5,954)	(5,091)	(599)	-	(4,492)
Total operating expenses	(38,209)	(1,892)	-	(36,317)	(24,122)	(1,829)	-	(22,293)
Income (loss) from operations	$30,430	$(2,017)	$-	$32,447	$20,035	$(1,969)	$-	$22,004
Unrealized loss on trading securities	(2,455)	-	(2,455)	-	(423)	-	(423)	-
Net income (loss) attributable to ACM Research, Inc.	$26,825	$(2,017)	$(2,455)	$31,297	$12,236	$(1,969)	$(423)	$14,628
Basic EPS	$0.45			$0.52	$0.21			$0.25
Diluted EPS	$0.41			$0.48	$0.18			$0.22

	Six Months Ended June 30,
	2023				2022
	Actual (GAAP)	SBC	Other non-operating adjustments	Adjusted (Non-GAAP)	Actual (GAAP)	SBC	Other non-operating adjustments	Adjusted (Non-GAAP)
	(In thousands)

Revenue	$218,833	$-	$-	$218,833	$146,581	$-	$-	$146,581
Cost of revenue	(110,208)	(250)	-	(109,958)	(82,738)	(253)	-	(82,485)
Gross profit	108,625	(250)	-	108,875	63,843	(253)	-	64,096
Operating expenses:
Sales and marketing	(20,776)	(862)	-	(19,914)	(14,361)	(928)	-	(13,433)
Research and development	(34,093)	(1,410)	-	(32,683)	(28,713)	(1,067)	-	(27,646)
General and administrative	(14,464)	(1,563)	-	(12,901)	(10,040)	(1,095)	-	(8,945)
Total operating expenses	(69,333)	(3,835)	-	(65,498)	(53,114)	(3,090)	-	(50,024)
Income from operations	$39,292	$(4,085)	$-	$43,377	$10,729	$(3,343)	$-	$14,072
Unrealized loss on trading securities	(3,109)	-	(3,109)	-	(4,281)	-	(4,281)	-
Net income (loss) attributable to ACM Research, Inc.	$33,970	$(4,085)	$(3,109)	$41,164	$6,450	$(3,343)	$(4,281)	$14,074
Basic EPS	$0.57			$0.69	$0.11			$0.24
Diluted EPS	$0.52			$0.63	$0.10			$0.21